UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☐	Soliciting Material Pursuant to §240.14a-12

MANATRON, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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510 East Milham Avenue
Portage, Michigan 49002

August 31, 2007

To Our Shareholders:

          You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Manatron, Inc. The meeting will be held at the Western Michigan University Fetzer Center, in Kalamazoo, Michigan, on Thursday, October 11, 2007, at 10:00 a.m., local time.

          On the following pages, you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement and enclosed proxy card are being furnished to shareholders on or about August 31, 2007. A report on Manatron's activities and its outlook for the future also will be presented at the meeting.

          It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return as soon as possible the enclosed proxy card. Sending a proxy will not affect your right to vote in person if you attend the meeting. However, if you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian and bring it with you to the meeting.

Portage, Michigan August 31, 2007	Respectfully, Randall L. Peat Co-Chairman of the Board of Directors

Your Vote is Important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

510 East Milham Avenue
Portage, Michigan 49002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

          The Annual Meeting of Shareholders of Manatron, Inc. will be held at the Western Michigan University Fetzer Center, in Kalamazoo, Michigan, on Thursday, October 11, 2007, at 10:00 a.m., local time, for the following purposes:

(i)	To elect two directors to serve three-year terms expiring in 2010;

(ii)	To vote on ratification of the appointment of Ernst & Young LLP as Manatron, Inc.'s independent auditors for the current fiscal year; and

(iii)	To transact any other business that may properly come before the meeting.

          Only shareholders of record as of the close of business on August 17, 2007, are entitled to notice of and to vote at the Annual Meeting.

          A copy of the Annual Report to Shareholders for the fiscal year ended April 30, 2007, is enclosed with this Notice. The following Proxy Statement and enclosed proxy card are being furnished to shareholders on or about August 31, 2007.

Portage, Michigan August 31, 2007	BY ORDER OF THE BOARD OF DIRECTORS Jane M. Rix Secretary

MANATRON, INC.

510 East Milham Avenue
Portage, Michigan 49002

ANNUAL MEETING OF SHAREHOLDERS
August 31, 2007

PROXY STATEMENT

          This Proxy Statement and the enclosed proxy card are being furnished to shareholders of Common Stock of Manatron, Inc. (the "Company") on or about August 31, 2007, in connection with the solicitation of proxies by the Board of Directors to be voted at the 2007 Annual Meeting of Shareholders, which will be held on Thursday, October 11, 2007, at 10:00 a.m., local time, and at any adjournment of that meeting. The Annual Meeting will be held at the Western Michigan University Fetzer Center in Kalamazoo, Michigan.

          The purpose of this Annual Meeting is: (i) to consider and vote upon the election of two directors to serve three-year terms expiring in 2010; (ii) to vote on the ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and (iii) to transact any other business that may properly come before the meeting. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of both nominees named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment of the meeting. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

          Any shareholder executing and returning the enclosed proxy card may revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company at the address set forth above or by attending and voting at the Annual Meeting.

          The Company does not know of any matter to be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other matter should properly come before the meeting, the persons named in the proxy will have discretionary authority to vote in accordance with their judgment.

VOTING SECURITIES

          Holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on August 17, 2007, are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment of the meeting. As of August 17, 2007, 5,102,585 shares of the Company's Common Stock were issued and outstanding. Shareholders are entitled to one vote on each matter presented for shareholder action for each share of Common Stock registered in their names at the close of business on the record date. Shares cannot be voted unless the shareholder is present at the Annual Meeting or represented by proxy.

ELECTION OF DIRECTORS

The Board of Directors proposes that Gene Bledsoe and Paul R. Sylvester, both incumbent directors, be elected to serve three-year terms expiring in 2010.

          This Proxy Statement contains more information about the director nominees. The nominees presently are directors of the Company whose terms will expire at the 2007 Annual Meeting of Shareholders. Unless otherwise directed by a shareholder's proxy, the persons named as proxies intend to vote for the nominees identified above. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee is unable to serve or is otherwise unavailable for election, which is not now anticipated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

          A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes "for" or "withheld" affect the outcome. Broker non-votes will be counted as not voted and will be deducted from the total shares of which a plurality is required.

Your Board of Directors Recommends That You
Vote FOR the Election of All Nominees as Directors

OWNERSHIP OF COMMON STOCK

Five Percent Holders

          The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of August 17, 2007. The number of shares stated is based on information provided by each person or entity listed, and includes shares personally owned of record by the person or entity and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

	Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership(1)	Percent of Class(3)

Eliot Rose Asset Management, LLC(4) 10 Weybosset Street, Suite 401 Providence, Rhode Island 02903	794,300	--	794,300	15.6%

Randall L. Peat 510 East Milham Avenue Portage, Michigan 49002	401,780	1,345	403,125	7.9%

Mercury Management, L.L.C.(5) 5416 Arbor Hollow McKinney, Texas 75070	287,835	--	287,835	5.7%

____________________________________

(1)	These numbers would include shares that may be acquired through options that are exercisable within 60 days after August 17, 2007. However, no party named above holds any options.

(2)

These numbers include shares over which the listed person or entity is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person or entity may have substantial influence by reason of relationship.

(3)

These percentages represent the number of shares owned by each beneficial owner as of August 17, 2007, plus the shares that may be acquired by each respective beneficial owner through the exercise of outstanding stock options within 60 days by each beneficial owner after August 17, 2007, as a percentage of the total of all outstanding shares as of August 17, 2007, plus the total of the shares that may be acquired through the exercise of outstanding stock options by each respective beneficial owner within 60 days after August 17, 2007.

(4)

Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, indicates that as of December 31, 2006, Eliot Rose Asset Management, LLC was considered the beneficial owner of 794,300 shares of the Company's common stock pursuant to arrangements whereby it acts as investment advisor to certain persons. According to Schedule 13G, Gary S. Siperstein was at that time deemed to be the beneficial owner of the same 794,300 shares of the Company's common stock pursuant to his ownership interest in Eliot Rose Asset Management, LLC. The Schedule 13G indicates that, as of December 31, 2006, Eliot Rose Asset Management, LLC and Gary S. Siperstein had sole voting and dispositive power over 794,300 shares of the Company's common stock.

(5)

Based on information communicated by Mr. Daniel Goodwin to the Company as of August 17, 2007, the number of shares over which Mr. Goodwin and Mercury Management, LLC have voting and dispositive power and of which each is deemed beneficial owner is 287,835 shares of the Company's Common Stock.

Securities Ownership of Management

          The following table sets forth the number of shares of Common Stock beneficially owned as of August 17, 2007, by each of the Company's directors, nominees for director, each of the named executive officers and all of the Company's directors and executive officers as a group. The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)	Percent of Class(4)

W. Scott Baker, Director	8,725	--	8,725	*

Gene Bledsoe, Director	31,574	1,102	32,676	*

Richard J. Holloman, Director	174,027	--	174,027	3.4%

Krista L. Inosencio, Executive Officer	59,658	--	59,658	1.2%

G. William McKinzie, Executive Officer	113,825	--	113,825	2.2%

Randall L. Peat, Director	401,780	1,345	403,125	7.9%

Early L. Stephens, Executive Officer	94,524	--	94,524	1.9%

Paul R. Sylvester, Executive Officer and Director	142,328	--	142,328	2.8%

Marty A. Ulanski, Executive Officer	68,711	--	68,711	1.4%

Stephen C. Waterbury, Director	12,197	--	12,462	*

All directors and executive officers as a group	1,380,013	2,447	1,382,460	24.9%

*	Less than 1%.

(1)	None of the shares listed in this table have been pledged as security.

(2)

These numbers include shares held directly and shares that may be acquired through options that are exercisable within 60 days after August 17, 2007. The number of shares that may be acquired through options that are exercisable within 60 days after August 17, 2007, for each listed person is as follows:

W. Scott Baker	5,000
Gene Bledsoe	10,000
Richard J. Holloman	10,000
Krista L. Inosencio	44,000
G. William McKinzie	65,000
Randall L. Peat	--
Early L. Stephens	65,000
Paul R. Sylvester	60,000
Marty A. Ulanski	45,000
Stephen C. Waterbury	7,000
All directors and executive officers as a group	340,500

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(4)

These percentages represent the number of shares owned by each beneficial owner as of August 17, 2007, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after August 17, 2007, as a percentage of the total of all outstanding shares as of August 17, 2007, plus the total of all shares that may be acquired through the exercise of outstanding stock options by each beneficial owner within 60 days after August 17, 2007.

BOARD OF DIRECTORS

          By Board resolution, the Company's Board of Directors is currently set at six members, two of whom are standing for reelection. The Board of Directors is divided into three classes, with each class equal in number. Generally, each class of directors serves a term of office of three years, with the term of each class expiring at the Annual Meeting of Shareholders in successive years. This year, the Board of Directors has nominated Gene Bledsoe and Paul R. Sylvester to serve additional three-year terms.

          Biographical information is presented below for each person who either is nominated for election as a director at the 2007 Annual Meeting of Shareholders or is continuing as an incumbent director. Unless otherwise noted, each director and nominee for director has had the same principal employment for the last five years. None of the directors' employers are or were affiliates of the Company.

Nominees for Election to Terms Expiring in 2010

          Gene Bledsoe (age 62) has been a director since 1993. Mr. Bledsoe served as the Managing Partner of the Casal Group Corporation from 1992 to 2002, a computer industry marketing services and management consulting firm based in Dallas, Texas. Since 2002, Mr. Bledsoe has been a marketing and technology consultant with Virginia Cook, Realtors, located in Dallas, Texas.

          Paul R. Sylvester (age 48) has been a director since 1987. Mr. Sylvester became President and Chief Executive Officer of the Company in March of 1996. Mr. Sylvester served as the Company's Vice President-Finance and Chief Financial Officer from 1987 until 1998. In July of 2006, Mr. Sylvester was named Co-Chairman and relinquished his role as President to Mr. G. William McKinzie. Mr. Sylvester is also a Director, the Chairman of the Audit Committee and a member of the Compensation Committee of X-Rite, Incorporated, a leading global provider of systems and solutions for color and light measurement whose stock is quoted on the NASDAQ - National Market System (XRIT).

Incumbent Directors Whose Terms Expire in 2009

          Richard J. Holloman (age 53) has been a director since 1992. Since 2002, Mr. Holloman has served as National Account Manager for Misys Healthcare Systems, which designs, develops and supports information products for hospitals, physicians, commercial laboratories, physician practices and home care providers. From 1997 until 2002, Mr. Holloman served as President and Chief Executive Officer of VisionAir, Inc., located in Wilmington, North Carolina, which designs, develops and distributes Emergency 911 and public safety software and related services to local governments nationwide.

          W. Scott Baker (age 45) has been a director since 2000. Mr. Baker currently is the President and Chief Executive Officer of National Nail Corp., a building materials manufacturer and distributor. Mr. Baker was President since May of 1997 and became President and Chief Executive Officer in 2006. From 1983 to May of 1997, Mr. Baker was employed with Arthur Andersen, LLP, an auditing, management and technology consulting firm, where he served as partner from 1996 to 1997.

Incumbent Directors Whose Terms Expire in 2008

          Randall L. Peat (age 59) has been a director since 1972. Mr. Peat was one of the founders of the Company and became Chairman of the Board of Directors in October of 1995. In addition to his chairman responsibilities, Mr. Peat is actively involved in various sales, marketing and operations activities for the Company. Mr. Peat has held a number of positions with the Company since its inception over 35 years ago.

          Stephen C. Waterbury (age 57) has been a director since 1991. Mr. Waterbury is a partner at the law firm of Warner Norcross & Judd LLP located in Grand Rapids, Michigan.

Shareholder Communication with the Board

          Shareholders may communicate with the Board of Directors as a whole or any individual director by writing to the directors care of the Company's Corporate Secretary at: ATTN: Jane M. Rix - Confidential, Manatron, Inc., 510 E. Milham Avenue, Portage, Michigan 49002. The Corporate Secretary will review any shareholder communications and, if appropriate, forward them as directed.

BOARD COMMITTEES AND MEETINGS

          The Company's Board of Directors, which is responsible for the overall management of the business and affairs of the Company, held six meetings since the 2006 Annual Meeting of Shareholders. Although the Company has not adopted a written policy with respect to the attendance of its directors at Board and committee meetings, directors are expected to make every effort to personally attend every Board meeting and every meeting of each committee on which they serve as a member. The Board is scheduled to meet at least quarterly and may meet more frequently. Independent directors meet in executive sessions, without the presence of management, after each regularly scheduled Board of Directors meeting. Each director attended 75% or more of the aggregate of the total number of Board of Directors meetings and of the total number of committee meetings of which he was then a member. All seven of the Company's then-current directors attended the 2006 Annual Meeting of Shareholders.

          The Board of Directors has determined that Messrs. Baker, Bledsoe, Holloman and Waterbury meet the applicable National Association of Securities Dealers, Inc. ("NASD") and Securities and Exchange Commission ("SEC") standards for independence, including the heightened standard for Audit Committee members, and have no material relationship with the Company. Each director is subject to the

Manatron, Inc. Code of Ethics and Conduct, a copy of which is posted on the Company's website at www.manatron.com.

          The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. The members of each committee are appointed by the Board of Directors.

          The table below shows the current membership of each Board committee and the number of meetings each Committee held since the 2006 Annual Meeting of Shareholders.

Director	Independent Director	Audit Committee	Compensation Committee	Nominating Committee	Executive Committee
W. Scott Baker	Y	C	X
Gene Bledsoe	Y	X	C
Richard J. Holloman	Y	X	X	X	X
Randall L. Peat	N				C
Paul R. Sylvester	N
Stephen C. Waterbury	Y			C	X
Number of Meetings Since 2006 Annual Meeting		4	4	0	0

Y	=	Independent under NASDAQ independence standards for directors generally and each Committee on which the director serves.
C	=	Chair of Committee
X	=	Member of Committee

          Audit Committee. The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is responsible for, among other things: (i) appointing, retaining and approving the compensation of and providing oversight of the independent auditors; (ii) reviewing and approving the scope of the yearly audit plan; (iii) reviewing the results of the annual audit with management and the independent auditors; (iv) reviewing the Company's internal controls with the independent auditors; (v) reviewing the recommendations of independent auditors for accounting or operational improvements; (vi) reviewing nonaudit services and special engagements to be performed by the independent auditors; and (vii) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. The Audit Committee met four times since the 2006 Annual Meeting of Shareholders.

          The Audit Committee meets the definitions of an "audit committee" under applicable NASD and SEC rules. The Board of Directors has determined that each member of the Audit Committee is independent, as that term is defined in Rule 4200(a)(15) and Rule 4350(d)(2)(A) of the NASD and in applicable rules of the SEC. The Board of Directors has determined that Mr. Baker is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Effective July 7, 2004, the Board of Directors amended and restated the written charter for the Audit Committee. A copy of the charter is posted on the Company's website at www.manatron.com.

          Compensation Committee. The Board of Directors has appointed the Compensation Committee to assist the Board of Directors in fulfilling its responsibilities relating to compensation of the Company's executive officers and the Company's compensation and benefit programs and policies. The Compensation Committee has full power and authority to perform the responsibilities of a public company compensation committee under applicable law, regulations, stock exchange rules and public company custom and practice. The responsibilities of the Compensation Committee include:

(i) recommending the cash and other incentive compensation, if any, to be paid to the Company's Chief Executive Officer and other executive officers; (ii) the administration and award of stock options and restricted stock under the Company's stock plans; and (iii) the review of all material proposed option plan changes. The Compensation Committee utilizes recommendations from the President of the Company in its decision making process. In addition, the Compensation Committee determines the key employees to whom options and restricted stock will be granted, the number of shares covered by each option or award, the exercise price of each option, and other matters associated with option and restricted stock awards.

          The Board of Directors has determined that each member of the Compensation Committee is independent, as that term is defined in Rule 4200(a)(15) of the NASD. The Compensation Committee met four times since the 2006 Annual Meeting of Shareholders. In July 2004, the Board of Directors adopted a written charter for the Compensation Committee. A copy of the charter is posted on the Company's website at www.manatron.com.

          Nominating Committee. The Nominating Committee considers and evaluates the qualifications of potential candidates for the Board of Directors and recommends appropriate candidates to the full Board of Directors. It also monitors and makes recommendations to the Board of Directors regarding the Company's Corporate Governance Policy (a copy of which is posted on the Company's website at www.manatron.com) and other matters of policy and practice relating to corporate governance. The Board of Directors has determined that each member of the Nominating Committee is independent, as that term is defined in Rule 4200(a)(15) of the NASD. The Nominating Committee did not formally meet since the 2006 Annual Meeting of Shareholders, but members of the Nominating Committee discussed director transition planning, director qualifications, and possible director nominees in contemplation of future changes in the composition of the Board of Directors. In July 2004, the Board of Directors adopted a written charter for the Nominating Committee. A copy of the charter is posted on the Company's website at www.manatron.com.

          A shareholder of record of shares of a class entitled to vote at any meeting of shareholders called for the election of directors (an "Election Meeting") may make a director nomination at the Election Meeting if, and only if, that shareholder first has delivered, not less than 120 days before the date of the Election Meeting in the case of an Annual Meeting, and not more than seven days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the Company setting forth with respect to each proposed nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of capital stock of the Company that are beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and to serve; and (v) such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee. The Nominating Committee shall consider every nominee so proposed by a shareholder and report each such nomination along with the Nominating Committee's recommendation to the full Board. The Nominating Committee may also, in its discretion, consider shareholders' informal recommendations of possible nominees. Shareholders may send such informal recommendations to the Nominating Committee by communicating with the Nominating Committee as described above under the heading "Board of Directors - Shareholder Communication with the Board."

          The Board of Directors believes that the Company and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills, and perspective to Board of Directors meetings. There are, however, no specific or minimum qualifications or criteria for nomination for election or appointment to the Board of Directors. In making nominee recommendations to the Board, the Nominating Committee considers a potential nominee's ability, judgment and personal and professional integrity. The Nominating Committee seeks nominees who are likely to be most effective, in conjunction with other nominees and Board members, in collectively serving the long-term interests of the shareholders. Important considerations include a strong understanding of financial statements, experience functioning at an executive level with profit and loss responsibility, experience with publicly traded companies, experience in a company that is niche-oriented, is focused on performance-oriented products, is technology driven and/or operates in a competitive environment. The Nominating Committee identifies and evaluates nominees for director on a case-by-case basis and has no written procedures for doing so. There is no material difference in the manner in which the Nominating Committee evaluates nominees for director that were recommended by a shareholder.

          Executive Committee. The Executive Committee has the authority to exercise the powers of the Board of Directors in managing the Company's business affairs and property during intervals between meetings of the Board of Directors. The Executive Committee has not met since the 2006 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent registered public accounting firm from time to time and reports the results of its activities to the Board of Directors. In this capacity, the Audit Committee has done the following:

•	We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended April 30, 2007.

•

We have discussed with the independent registered public accounting firm ("auditors") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•

We have received and reviewed the written disclosures and the letter from the auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence including a consideration of the compatibility of non-audit services with their independence.

          Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Form 10-K Report for the year ended April 30, 2007.

Respectfully submitted, W. Scott Baker (Chairman) Gene Bledsoe Richard J. Holloman

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee develops compensation policies for the Company and evaluates annual salaries and incentive compensation plans for the Chief Executive Officer and other executive officers. The Compensation Committee submits its recommendations on these matters to the full Board of Directors for ratification. The Compensation Committee consists of three directors, all of whom are independent, as that term is defined in Rule 4200(a)(15) of the NASD. All recommendations of the Compensation Committee attributable to compensation in the 2007 fiscal year were unanimous and were approved and adopted by the Board of Directors without modification.

          The Compensation Committee welcomes written comments from the Company's shareholders concerning its compensation programs. Comments should be marked "personal and confidential" and addressed to the Compensation Committee of the Board of Directors, Manatron, Inc., 510 East Milham Avenue, Portage, Michigan 49002.

Compensation Philosophy and Objectives

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, as well as incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve four primary objectives: (i) align management's compensation with the Company's achievement of annual and long-term performance goals; (ii) reward superior performance by the Company; (iii) recognize individual initiative and achievement; and (iv) assist the Company in attracting and retaining quality executive officers. The Compensation Committee believes that a significant portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.

          The Company's basic compensation policies are designed to enhance shareholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its Common Stock. The Company's executive compensation policies also seek to align the interests of executive officers and other key employees with the interests of shareholders through stock ownership. The Compensation Committee believes that it is in the Company's best interest to generate rewards for senior executives and key employees, which may result in above-average performance measured in terms of profit growth and total shareholder return.

Elements of Compensation

          Executive compensation generally consists of the following elements:

•	base salary and general health and welfare benefits;
•	performance-based compensation, if any, under the Company's non-equity annual incentive plans;
•	participation in Manatron's shareholder-approved equity-based incentive plans; and
•	participation in Manatron's retirement plans.

Each component of compensation is designed to accomplish one or more of the compensation objectives. The total compensation for executives is structured so that a significant portion of the total earnings potential is derived from performance-based incentives to encourage management to take risk and adopt an ownership mentality. The elements of the Company's executive compensation program are described in detail below.

          Base Salary and Benefits

          The Company seeks to attract and retain well-qualified executives by providing base salaries at levels that are considered to be competitive. In setting the base salaries of the Company's executive officers, the Compensation Committee considers the skill and experience required by an individual's position, job performance, accountability and tenure. Although the Compensation Committee refers to base salaries at other comparable companies to help establish guidelines, the Company's current operating performance is considered most important in determining the base salaries of management. Benefits offered to executive officers include participation in the Salary Deferral and Employee Stock Ownership Plan, the Employee Stock Purchase Plan and the Company's various health, life and disability insurance benefit plans, which cover substantially all employees.

          The Compensation Committee believes current base salaries for executive officers of the Company have not kept pace with and are below average for executives in similar positions. It is the Compensation Committee's intention to continue to increase base salaries of executive officers to more competitive levels as profits improve. Nonetheless, incentive compensation based upon criteria designed to reward executives for performance which enhances shareholder value will continue to represent a significant percentage of potential executive compensation.

          In general, the Compensation Committee reviews and may adjust the salaries of the Chief Executive Officer and other executive officers on an annual basis. The annual adjustments are determined by considering the Company's performance, each officer's performance, any increased responsibilities of the officer and current economic conditions.

          Annual Bonus Plan

          Annual bonuses under the Company's incentive compensation plan are intended to reward the Chief Executive Officer and other executive officers of the Company for achieving certain objectives, including targeted levels of revenues, operating income and earnings before interest, taxes, depreciation and amortization. The Chief Executive Officer and the other executive officers' bonuses were based on each executive's level of achievement to pre-established performance goals for fiscal 2007. There were no bonuses paid for fiscal 2007.

          Stock Options and Restricted Stock

          The Compensation Committee of the Board of Directors periodically grants stock options and restricted stock to executive officers, as well as other key employees, of the Company. Stock options provide the recipient the right to acquire shares of the Company's Common Stock at fair market value on the date of grant. The options generally become exercisable over a three to five year period immediately after the date of grant and expire 10 years following the date of grant. The number of shares covered by each grant is designed to provide the executive officers, as well as other key employees, a substantial incentive to operate the Company from the perspective of an owner, thereby closely aligning their interests to those of the Company's shareholders. At the 2006 Annual Meeting of Shareholders, the shareholders approved the 2006 Executive Stock Incentive Plan, pursuant to which, Messrs. McKinzie, Stephens and Ulanski were granted 100,000 stock options and Ms. Inosencio was granted 80,000 stock options. Fifty percent of such options become exercisable, if at all, over a five year period from the grant date based on the Company's EBITDA in accordance with the plan and 50% of such options become exercisable, if at all, upon the Company obtaining certain minimum net revenue and achieving a certain EBITDA per share in accordance with the plan.

          Although the Compensation Committee believes that stock ownership by executive officers and other key employees is beneficial, the Company currently has no target ownership level for Common Stock holdings by executive officers. The Compensation Committee generally does take into account in its decisions the amount and value of options and restricted stock currently held by an executive officer when considering additional awards.

          Supplemental Executive Retirement Plan

          On July 17, 2002, the Company adopted a Supplemental Executive Retirement Plan, which became effective January 1, 2002 (the "SERP"). The SERP is a nonqualified deferred compensation plan available to selected executives, who are chosen by the Board of Directors. The named executive officers who are participants in the SERP are Krista L. Inosencio, G. William McKinzie, Early L. Stephens, Paul R. Sylvester and Marty A. Ulanski. Each participant has entered into a participation agreement with the Company, providing that the Company will contribute 5% of a participant's salary for 10 years as an employer-funded credit. In addition to employer funded credits, each participant may decide to contribute a percentage of his/her salary or a fixed dollar amount ("elective deferral credits").

          The Company contributed approximately $51,000, $60,000 and $52,000 to the SERP for calendar years 2006, 2005 and 2004, respectively. A participant is 100% vested with respect to all of the participant's elective deferral credits. Pursuant to a March 26, 2003 amendment, until a participant reaches the age of 55, an employer-funded credit will vest as follows: one-third of the contribution will become vested immediately when granted, and the remaining two-thirds of the contribution will vest in equal increments on the one-year and two-year anniversaries of the grant date. By way of illustration, an employer-funded credit for the year ending December 31, 2006, will vest as follows: 33-1/3% will be vested on December 31, 2006; 66-2/3% will be vested on December 31, 2007; and 100% will be vested on December 31, 2008. Upon the reaching the age of 55, a participant will be 100% vested with respect to all amounts that have been contributed by the Company.

          All of a participant's employer-funded credits and elective deferral credits are held in a trust. Participants may designate investments for their own accounts under the SERP, and each year earnings (or losses) are credited (or debited) to the participant's account in accordance with the designated investments. However, the trust is under no obligation to invest a participant's credit as directed, and for tax purposes, the designated investments are actually "hypothetical investments."

          Payments under the SERP will generally begin on January 1st following the later of a participant's: (i) 55th birthday; or (ii) termination of employment; provided that payments will begin sooner in the event of a participant's death or disability. Payments are scheduled to be made in 10 annual installments, although the Company may decide to pay the amounts more rapidly or in a lump sum. If a participant's employment is terminated involuntarily for any reason other than competition or a detrimental act, the Company will pay the entire account within 30 days following termination.

          The Company may terminate the SERP or stop further accrual of SERP benefits for a participant at any time, but termination will not affect previously accrued benefits.

Chief Executive Officer Compensation

          Mr. Sylvester's compensation is based upon the policies and objectives discussed above. The Compensation Committee considers current operating performance to be a key determinant in establishing the base salary of Mr. Sylvester and also considers his performance, skill and experience, accountability, length of service and current economic conditions. The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of Mr. Sylvester's potential compensation.

          On October 10, 1996, the Company signed an employment agreement with Mr. Sylvester which provides for his continued service to the Company as Chief Executive Officer until termination of the employment agreement. The employment agreement is described in this Proxy Statement under the heading "Employment Agreements, Termination of Employment and Change in Control Arrangements."

Quantity and Mix of Awards

          In determining the number of shares of stock and other share-based awards to be granted to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual. The Compensation Committee also considers the recommendations of management (other than awards to the Chief Executive Officer and President), the individual performance of the officer or employee and the number of shares or other compensation awarded to officers or employees in similar positions at other companies. Generally, both the number of shares or share-based awards granted and their proportion relative to total compensation increase corresponding to the level of a participant's responsibility. The Compensation Committee also considers the number of options and shares already held by an officer or employee when determining the size or type of awards.

Personal Benefits, Perquisites

          We believe that compensation in the form of perquisites and personal benefits do not provide transparency for shareholders or serve our compensation philosophy. Consequently, such benefits play a very minor role in the our compensation program.

Employment Agreements, Termination of Employment and Change in Control Arrangements

          Paul R. Sylvester's Employment Agreement

          On October 10, 1996, the Company entered into an employment agreement with Paul R. Sylvester. This agreement provides for the employment of Mr. Sylvester until the agreement is terminated as provided therein. Under his employment agreement, Mr. Sylvester is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; and (iv) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. Sylvester is entitled to a Company automobile or a car allowance for business purposes and is eligible to participate in the annual Company incentive plan. If Mr. Sylvester's employment is terminated other than for Cause or if he resigns from his employment With Cause (each as defined in his employment agreement), his agreement, as amended effective as of May 1, 1998 and July 22, 2004, requires the Company to pay Mr. Sylvester for a period of two years, severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

          Krista L. Inosencio's Employment Agreement

          On July 17, 2002, the Company entered into an employment agreement with Krista L. Inosencio. This agreement provides for employment of Ms. Inosencio until the agreement is terminated as provided therein. Under her employment agreement, Ms. Inosencio is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; (v) reimbursement of expenses with the performance of job and duties. In addition, Ms. Inosencio is entitled to participate in the annual Company incentive plan. If Ms. Inosencio's employment is terminated other than for Cause, or if she resigns from her employment for Good Reason (each as defined in the employment agreement), her agreement requires the Company to pay Ms. Inosencio for a period of one year, severance pay in an amount equal to her base salary and any and all benefits in effect at the time of termination.

          G. William McKinzie's Employment Agreement

          On March 21, 2005, the Company entered into an employment agreement with G. William McKinzie. This agreement provides for the employment of Mr. McKinzie until the agreement is terminated as provided therein. Under his employment agreement, Mr. McKinzie is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; and (v) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. McKinzie is entitled to participate in the annual Company incentive plan. If Mr. McKinzie's employment is terminated other than for Cause, or if he resigns from his employment for Good Reason (each as defined in his employment agreement), his agreement requires the Company to pay Mr. McKinzie for a period of one year, severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

          Early L. Stephen's Employment Agreement

          On March 21, 2002, the Company entered into an employment agreement with Early L. Stephens. This agreement provides for the employment of Mr. Stephens until the agreement is terminated as provided therein. Under his employment agreement, Mr. Stephens is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; and (v) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. Stephens is entitled to participate in the annual Company incentive plan. If Mr. Stephens' employment is terminated other than for Cause, or if he resigns from his employment for Good Reason (each as defined in his employment agreement), his agreement, as amended effective as of July 22, 2004, requires the Company to pay Mr. Stephens for a period of one year, severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

          Marty A. Ulanski's Employment Agreement

          Effective August 1, 2004, the Company entered into an employment agreement with Marty A. Ulanski. This agreement provides for the employment of Mr. Ulanski until the agreement is terminated as provided therein. Under his employment agreement, Mr. Ulanski is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; and (v) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. Ulanski is entitled to participate in the annual Company incentive plan. If Mr. Ulanski's employment is terminated other than for Cause, or if he resigns from his employment for Good Reason (each as defined in his employment agreement), his agreement requires the Company to pay Mr. Ulanski for a period of one year, severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

Tax Deductibility of Executive Compensation

          Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain officers. It is Manatron's policy to qualify as much of the compensation paid to its officers as possible for deductibility under Section 162(m). However, under appropriate circumstances, Manatron may approve compensation that is not deductible under Section 162(m) if it determines that it would be in the best interests of Manatron and its shareholders for such compensation to be paid. No officer's total compensation for fiscal 2007 exceeded the limitations on deductibility under Section 162(m).

Summary of Executive Compensation

          The following table shows certain information concerning the compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the Company's three most highly compensated executive officers who served in positions other than the Chief Executive Officer or Chief Financial Officer (together with the CEO and CFO, the "named executive officers") during the fiscal year ended April 30, 2007.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All other Compensation (3) ($)	Total ($)
Paul R. Sylvester Chief Executive Officer	2007	205,787	--	58,875	--	13,294	277,956
Krista L. Inosencio Chief Financial Officer	2007	133,145	--	45,660	46,333	7,739	232,877
G. William McKinzie President and Chief Operating Officer	2007	170,534	--	58,220	57,917	10,132	296,803
Early L. Stephens Chief Technology and Marketing Officer	2007	157,191	--	32,000	57,917	9,465	256,573
Marty A. Ulanski Executive Vice President of Sales and Business Development	2007	145,500	--	45,660	57,917	8,818	257,895

(1)

Stock awards are comprised of restricted stock the Company has issued to the named executive officers which results in a charge to expense over the related vesting period. There were no shares of restricted stock granted during fiscal 2007. The basis for the value of these awards is the fair market value of the Company's stock on the date of issuance. Please refer to Note 6 of the Notes to Consolidated Financial Statements, included within the Company Form 10-K filed with the Securities and Exchange Commission on July 18, 2007 for further information.

(2)

In valuing the Company's option awards, the Company utilizes the fair value recognition provisions of FASB Statement No. 123(R). The basis for the value of these awards is the fair market value of the option as of the grant date as determined by the Black-Scholes option pricing model. Please refer to Note 6 of the Notes to Consolidated Financial Statements, included within the Company Form 10-K filed with the Securities and Exchange Commission on July 18, 2007 for further information.

(3)

All other compensation for the year ended April 30, 2007, includes: (i) Company matching contributions under the Company's 401(k) plan of $2,572 for Mr. Sylvester, $1,664 for Ms. Inosencio, $2,132 for Mr. McKinzie, $1,965 for Mr. Stephens and $1,818 for Mr. Ulanski; (ii) Company contributions under the Company's Supplemental Executive Retirement Plan for calendar year 2006 of $10,250 for Mr. Sylvester, $6,075 for Ms. Inosencio, $8,000 for Mr. McKinzie, $7,500 for Mr. Stephens and $7,000 for Mr. Ulanski; and (iii) amounts paid by the Company for life insurance of $472 for Mr. Sylvester.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to the named executive officers in the last completed fiscal year.

GRANTS OF PLAN-BASED AWARDS IN 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
		Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
Paul R Sylvester	--	--	--	--	--	--	--	--	--	--	--
Krista L. Inosencio	10/5/2006	--	--	--	--	80,000	80,000	--	--	$6.86	$2.78
G.William McKinzie	10/5/2006	--	--	--	--	100,000	100,000	--	--	$6.86	$2.78
Early L. Stephens	10/5/2006	--	--	--	--	100,000	100,000	--	--	$6.86	$2.78
Marty A. Ulanski	10/5/2006	--	--	--	--	100,000	100,000	--	--	$6.86	$2.78

(1)

under the 2006 Executive Stock Incentive Plan, Messrs. McKinzie, Stephens and Ulanski and Ms. Inosencio have been granted stock options, 50% of which become exercisable, if at all, over a five year period from the grant date based on the Company's EBITDA in accordance with the plan and 50% of which become exercisable, if at all, upon the Company obtaining certain minimum net revenue and achieving a certain EBITDA per share in accordance with the plan.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of April 30, 2007.

Option Awards
Name	Number of Securities Underlying Unexercised Options which are Exercisable	Number of Securities Underlying Unexercised Options which are Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price ($)	Option Expiration Date
Paul R. Sylvester	60,000	--	--	6.75	6/1/2010
Krista L. Inosencio	10,000 2,000 10,000 10,000 12,000 --	-- -- -- -- -- --	-- -- -- -- -- 68,000	6.75 4.63 4.21 8.33 6.86 6.86	6/1/2010 1/23/2011 7/17/2012 8/1/2014 10/5/2016 10/5/2016
G.William McKinzie	15,000 15,000 20,000 15,000 --	-- -- -- -- --	-- -- -- -- 85,000	4.01 6.15 8.33 6.86 6.86	5/1/2012 3/22/2013 8/1/2014 10/5/2016 10/5/2016
Early L. Stephens	40,000 10,000 15,000 --	-- -- -- --	-- -- -- 85,000	7.00 6.75 6.86 6.86	7/21/2009 6/1/2010 10/5/2016 10/5/2016
Marty A. Ulanski	20,000 10,000 15,000 --	-- -- -- --	-- -- -- 85,000	7.25 8.33 6.86 6.86	2/28/2013 8/1/2014 10/5/2016 10/5/2016

Stock Awards
Name	Number of Shares of Stock that have Not Vested	Market Value of Shares of Stock that have not Vested ($)	Vesting Date
Paul R. Sylvester	7,500 7,500 7,500 1,500	68,475 68,475 68,475 23,695	6/1/2007 6/1/2008 6/1/2009 6/1/2010
Krista L. Inosencio	6,000 6,000 2,000	54,780 54,780 18,260	8/1/2007 8/1/2008 8/1/2009
G.William McKinzie	6,000 4,000 4,000 4,000	54,780 36,520 36,520 36,520	5/1/2007 8/1/2007 8/1/2008 8/1/2009
Early L. Stephens	4,000 4,000 4,000	36,520 36,520 36,520	6/1/2007 6/1/2008 6/1/2009
Marty A. Ulanski	6,000 6,000 2,000	54,780 54,780 18,260	8/1/2007 8/1/2008 8/1/2009

(1)

All unexercisable outstanding options were issued under the 2006 Executive Stock Incentive Plan. The earning provisions are as follows: 50% become exercisable, if at all, over a five year period from the grant date based on the Company's EBITDA in accordance with the plan and 50% of which become exercisable, if at all, upon the Company obtaining certain minimum net revenue and achieving a certain EBITDA per share in accordance with the plan.

Option Exercises and Stock Vested Table

The following table provides information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year for each of the named executive officers on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Paul R. Sylvester	--	--	7,500	$45,000
Krista L. Inosencio	--	--	6,000	$40,140
G.William McKinzie	--	--	10,000	$67,260
Early L. Stephens	6,000	$40,500	4,000	$24,000
Marty A. Ulanski	--	--	6,000	$40,140

(1)	The value realized is calculated as the fair market value on the date of vesting of $8.75 less the option exercise price of $2.00, multiplied by the number of shares acquired on exercise.

(2)	The value realized is calculated as the fair market value on the date of vesting multiplied by the number of shares vested.

Nonqualified defined contribution plans and other nonqualified deferred compensation plans

NON-QUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions Fiscal 2007	Registrant Contributions Fiscal 2007 (2)	Aggregate Earnings Fiscal 2007	Aggregate Withdrawals/ Distributions	Aggregate Balance April 30, 2007
Paul R. Sylvester	--	10,250	$8,488	--	$74,427
Krista L. Inosencio	--	6,075	$2,784	--	$35,165
G. William McKinzie	--	8,000	$6,734	--	$51,934
Early L. Stephens	--	7,500	$2,945	--	$42,326
Marty A. Ulanski	--	7,000	$2,687	--	$29,479

(1)	See the Description of the SERP in this Proxy Statement under the heading "Supplemental Executive Retirement Plan" in the "Compensation Discussion and Analysis."

(2)

The Company's contributions to the named executive officers Supplemental Executive Retirement Plan (SERP) have been included within the "other compensation" column of the Summary Compensation Table presented previously within this proxy statement as well as in previous years. However, the earnings related to these contributions have not been disclosed.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Company's named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the triggering event took place on April 30 2007. The closing market price of Manatron common stock was $9.13 on April 30, 2007, the last trading day of the fiscal year.

Triggering Event and Payments/Benefits	Paul R. Sylvester	Krista L. Inosencio	G. William McKinzie	Early L. Stephens	Marty A. Ulanski

Change in Control
Early Vesting of Stock Options (1)	--	$154,360	$192,950	$192,950	$192,950
Early Vesting of Restricted Stock (1)	$219,120	$127,820	$164,340	$109,560	$127,820
Termination by Employer by Company Without Cause (2) (4)	$687,880	$345,788	$542,291	$503,723	$421,548
Termination by Employee For Good Reason or With Cause (3) (4)	$687,880	$345,788	$542,291	$503,723	$421,548
Death
Early Vesting of Restricted Stock (5)	$219,120	$127,820	$164,340	$109,560	$127,820
SERP Payments (6)	$74,427	$35,165	$51,934	$42,326	$29,479
Termination
SERP Payments (6)	$58,760	$26,038	$39,781	$31,213	$18,818
Disability
Early Vesting of Restricted Stock (5)	$219,120	$127,820	$164,340	$109,560	$127,820
SERP Payments (6)	$74,427	$35,165	$51,934	$42,326	$29,479
Retirement
Early Vesting of Restricted Stock (5)	--	--	--	--	--
SERP Payments (6)	$74,427	$35,165	$51,934	$42,326	$29,479

(1)	Under certain of the Company's stock plans, upon a change in control, the participants' stock options and restricted stock will automatically become vested.

(2)

Under Messrs. Sylvester, McKinzie, Stephens and Ulanski and Ms. Inosencio's employment agreements with the Company, termination by the Company is considered for "Cause" if based upon: (a) conviction of a crime involving moral turpitude or embezzlement; (b) willful activities in competition with the Company or in aid of its competitors; (c) the willful and continued failure to substantially perform his or her duties with the Company (other than resulting from disability); or (d) willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(3)

Under Mr. Sylvester's employment agreements, "With Cause" means: (i) without the employee's consent, the assignment to employee of any duties inconsistent with his present position, duties or status with the Company; (ii) reduction in base salary by more than 15%; or (iii) without the employee's consent, a relocation to a location outside of the employee's current employment location. Under Messrs. McKinzie, Stephens and Ulanski and Ms. Inosencio's employment agreements, "Good Reason" means: (a) the assignment to employee of any duties substantially inconsistent with employee's present position or duties;

(b) a relocation of employee to a location more than 50 miles from employee's current location; and (c) a reduction in employee's base salary as may be increased from time to time by more than 15% of such salary provided that if the financial condition of the Company warrant salary reductions for its key executives, employee's salary may be reduced proportionately with other key executives.

(4)

Each of the named executive officer's employment agreements with the Company contain non-competition, non-solicit of employees, confidentiality and non-use of trade name provisions. Under the covenant not to compete, while the employee is employed with the Company and during the period after termination during which employee receives severance pay, the employee may not: (i) engage in, invest in or be involved with any entity that is engaged in any line of business that is similar to or directly or indirectly competes with the Company; (ii) become a shareholder, partner, investor, employee, officer, advisor, director or consultant of a Competing Entity (as defined in the employment agreement); solicit any active customer of the Company. The covenant not to compete does not prohibit the employee from owning less than one percent of the outstanding stock of a publicly traded company, regardless of the nature of the business.

The covenant not to solicit prohibits the employee during the period after termination during which employee receives severance pay from directly or indirectly inducing or attempting to influence any employee of the Company to terminate employment.

The covenant not to disclose confidential information forbids the employee from disclosing proprietary or confidential information without the prior written consent of the Company.

The covenant not to use trade names prohibits the employee to become an investor, partner, shareholder, officer, employee, director, consultant, advisor or agent or have any other affiliation in any entity that has "Pro Val," "Manatron," "ATEK," "Specialized Data Systems," or "Sabre" as any part of its name or trade name except for the Company or any companies affiliated with the Company.

(5)

Under the stock incentive plans, upon death, retirement or disability, the restrictions applicable to the shares of restricted stock either: (a) terminate automatically with respect to that number of shares equal to the total number of shares of restricted stock granted to the participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the restricted period or (b) terminate automatically with respect to all shares of restricted stock. Under a certain number of the stock incentive plans, a participant's unvested restricted stock is forfeited upon retirement.

(6)

Under the SERP, all vested amounts credited to an executive's accounts will be distributed on the first day of January following the later of: (i) the executive's termination of employment; or (ii) the executive's 55th birthday. If an executive dies or becomes disabled prior to an event of payment under the SERP, then amounts credited to an executive's account in the plan will be distributed to the executive or the executive's beneficiary on the first day of January following the executive's death or disability.

Compensation of Directors

The following table provides information concerning the compensation of directors for 2007, which was Manatron's last completed fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
W. Scott Baker	$21,500	$10,000	--	$31,500
Gene Bledsoe	$22,750	$10,000	--	$32,750
Richard J. Holloman	$20,500	$10,000	--	$30,500
Harry C. Vorys(1)	$17,250	$10,000	--	$27,250
Stephen C. Waterbury	$24,250	$10,000	--	$34,250
(1)     Mr. Vorys passed away on May 20, 2007.

Director Compensation

          Non-employee directors receive an $8,000 annual retainer fee plus additional compensation in accordance with the following: $1,000 for attendance at each meeting of the Board of Directors, $750 for attendance at each Audit Committee and Compensation Committee meeting (with the Chairman of the Audit Committee receiving $1,500) and $500 for attendance at each committee meeting other than the Audit Committee and Compensation Committee.

          In addition, each non-employee director automatically receives annually, on the date of the Annual Meeting of Shareholders, an award of restricted shares of the Company's Common Stock having a market price equal to $10,000 on that date. Such shares are restricted from being sold, transferred, pledged, or assigned for a period of one year after the date of the award. On October 5, 2006, the date of the 2006 Annual Meeting of Shareholders, each non-employee director received an award of 1,460 restricted shares, which amount was calculated using the market value of the Company's Common Stock on the date of the grant, which was $6.85 per share.

COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation. Messrs. Baker, Bledsoe and Holloman served as members of the Compensation Committee during the last completed fiscal year. None of the above members of the Compensation Committee were, during the fiscal year, an officer or employee of Manatron or formerly an officer of Manatron and none of the members had any relationship required to be disclosed by the Company under Item 404 of Reg. S-K.

Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the information provided under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Manatron's annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted, W. Scott Baker Gene Bledsoe Richard J. Holloman

Transactions with Related Persons

During fiscal year 2007, the Company retained the law firm of Warner Norcross & Judd LLP to perform certain legal services for the Company. Stephen C. Waterbury, a director of the Company, is a partner in Warner Norcross & Judd LLP. In 2007, the Company paid Warner Norcross & Judd LLP $240,633 for services provided to the Company. The Company plans to continue to retain Warner Norcross & Judd LLP in the future for certain legal matters.

          It is the Company's unwritten policy that the Board of Directors reviews all material transactions with any related person as identified by management. Generally speaking, a "related" person is a director, executive officer, or affiliate of the Company, or a family member of a director, executive officer, or affiliate of the Company. To identify related person transactions, each year the Company submits and requires its directors and officers to complete Director and Officer Questionnaires identifying any transactions with the Company in which the officer or director or their family members have an interest. Additionally, material undertakings by the Company are reviewed by management, with a view, in part, to identify if a related person is involved. A "related person transaction" is any transaction involving more than $120,000 in which the Company participates and a "related" person has a direct or indirect material interest. The Audit Committee intends to approve only those related person transactions that are in the best interests of the Company and its shareholders (or not inconsistent with the bests interests of the Company or its shareholders).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the SEC. Directors and officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on a review of the copies of the Section 16(a) reports received by it during the last fiscal year, or written representations from certain reporting persons that no reports on Form 5 were required to be filed by them for the 2007 fiscal year, the Company believes that its directors and officers complied with all Section 16(a) reporting and filing requirements during the Company's last fiscal year.

SELECTION OF AUDITORS

The Board of Directors proposes the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

          Ernst & Young LLP ("Ernst & Young"), independent auditors and certified public accountants, has audited the financial statements of the Company for the fiscal year ended April 30, 2007, and the Company has selected Ernst & Young as its principal independent auditors for fiscal year 2008. Representatives of Ernst & Young are expected to be present at the 2007 Annual Meeting of Shareholders, will be provided with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

          The ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal 2008 to be voted on at the meeting will be approved if a majority of the shares that are voted at the meeting are voted in favor of ratification. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted upon the matter and deducted from the total shares of which a majority is required.

Your Board of Directors Recommends That You
Vote FOR the ratification of the reappointment of Ernst & Young LLP

          Audit Fees. Ernst & Young billed the Company $105,000 for fiscal 2007 and $119,175 for fiscal 2006 for the annual audit of the Company's financial statements included on Form 10-K, reviews of the quarterly financial statements included in the Company's Form 10-Q filings and services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

          Audit-Related Fees. Ernst & Young billed the Company $19,400 for fiscal 2007 and $2,950 for fiscal 2006 for assurance and related services that were reasonably related to the performance of the audit or a review of the financial statements and that are not reported as Audit Fees above, including the audit of the Company's Employee Stock Ownership and Salary Deferral Plan and other consultations not arising as part of the audit or quarterly reviews.

          Tax Fees. Ernst & Young did not perform tax compliance, tax advice or tax planning services for the Company in fiscal 2007 or fiscal 2006, and accordingly, it did not bill the Company for any such services.

          All Other Fees. Ernst & Young billed the Company $1,500 for fiscal 2007 and fiscal 2006 related to the utilization of the Ernst & Young research tool.

          In its determination of Ernst & Young's independence, the Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the auditor.

          Pre-Approval Policies. The Audit Committee has adopted a Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor. The policy requires that all services provided by the independent auditors, including audit-related services and non-audit services, must be pre-approved by the Audit Committee. The policy allows the Audit Committee to delegate to one or more members of the Audit Committee the authority to approve the independent auditors' services. The decisions of any Audit Committee member to whom authority is delegated to pre-approve services are reported to the full Audit Committee. The policy also provides that the Audit Committee will have authority and responsibility to approve and authorize payment of the independent auditors' fees. Finally, the policy sets forth certain services that the independent auditors are prohibited from providing to the Company. Although Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 permits de minimis exceptions to the preapproval requirements, the policy requires the pre-approval of all services provided by the independent auditor.

PREFERRED STOCK PURCHASE RIGHTS PLAN

          Effective June 16, 2007, the Board of Directors adopted a new shareholder rights plan to replace the Company's existing plan, which expired in June 2007. Like the original plan, the new Rights Plan is intended to better enable the Board of Directors to protect the interests of the Company and its shareholders in the event the Company is confronted with an unfair takeover attempt. Pursuant the Rights Agreement between Manatron and Registrar and Transfer Company (the "Rights Agreement"), one right will attach to each share of outstanding common stock on June 18, 2007 and will be associated with each share of common stock. Separate rights certificates will not be sent to shareholders at this time and the rights will only become exercisable upon the occurrence of certain events described in the Rights Agreement, which has been filed with the Securities and Exchange Commission as an Exhibit to Form 8-A filed on June 19, 2007. In adopting the Rights Plan, the Company's goal is to ensure that anyone who might seek to acquire Manatron does so through open negotiations with the Board and with the informed consent of the shareholders.

SHAREHOLDER PROPOSALS

          Proposals that shareholders intend to present at the Annual Meeting of Shareholders in 2008 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company no later than May 4, 2008, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the Secretary of Manatron, Inc., 510 East Milham Avenue, Portage, Michigan 49002. All other proposals of shareholders that are intended to be presented at the Annual Meeting of Shareholders in 2008 must be received by the Company not later than May 4, 2008, or they will be considered untimely.

SOLICITATION OF PROXIES

          The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials or otherwise communicate with beneficial owners of shares held by them. The Company has retained Georgeson Inc. at an estimated cost of $5,400, plus expenses and disbursements, to assist in the solicitation of proxies.

Portage, Michigan August 31, 2007	BY ORDER OF THE BOARD OF DIRECTORS Jane M. Rix Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MANATRON, INC.

				For All	With- hold All	For all Except*
This Proxy is Solicited on Behalf of the Board of Directors		1.	ELECTION OF DIRECTORS:	☐	☐	☐

  The undersigned shareholder hereby appoints Randall L. Peat and Paul R. Sylvester, and each of them, each with full power of substitution, proxies to represent the shareholder listed in this Proxy and to vote all shares of Common Stock of Manatron, Inc. that the undersigned would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the Western Michigan University Fetzer Center, in Kalamazoo, Michigan, on Thursday, October 11, 2007, at 10:00 a.m., and any adjournment of that meeting.

		Nominees:	Gene Bledsoe and Paul R. Sylvester to serve terms expiring in 2010.

		*	(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.)

				For	Against	Abstain
		2.	PROPOSAL TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR:	☐	☐	☐

This Proxy is Solicited on Behalf of the Board of Directors.

Your board of directors recommends that you VOTE FOR ALL NOMINEES AND FOR APPROVAL OF THE PROPOSAL IDENTIFIED ON THIS PROXY.

   If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting

Please be sure to sign and date this Proxy in the box below.	Date

   IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate, or trust, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

MANATRON, INC.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.